FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2004

MEDTOX SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11394	95-3863205
(Commission File Number)	(IRS Employer Identification No.)

402 West County Road D
St. Paul, Minnesota	55112
(Address of principal executive offices)	(Zip Code)

(651) 636-7466 (Registrant’s telephone number, including area code)

Item 5.      Other Events

         On May 19, 2004, the Company held its Annual Meeting of Shareholders. Shareholders elected two incumbent directors, Brian P. Johnson, MBA, and Robert J. Marzec, MBA, CPA, to three-year terms expiring in 2007. Johnson, a director since 2000 and General Partner of Pathfinder Venture Capital Funds, and Marzec, former partner of PricewaterhouseCoopers, join Richard J. Braun, MBA, JD, CPA, MEDTOX's chairman of the board, president and chief executive officer, Samuel C. Powell, Ph.D., and Robert A. Rudell, MBA, whose terms expire in 2005 and 2006, as directors on the MEDTOX five-member board of directors.

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Item 9. Regulation FD Disclosure On May 19, 2004, the Company held its Annual Meeting of Shareholders. The presentation is attached as Exhibit 99.1. 3

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTOX Scientific, Inc.

Date: May 19, 2004	By: /s/ Richard J. Braun
Name: Richard J. Braun
Title: Chief Executive Officer
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